Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

April 6, 2021

Outset Medical, Inc.

3052 Orchard Dr.

San Jose, California 95134

Re:	5,750,000 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 filed by Outset Medical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is an exhibit (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 5,750,000 shares of Common Stock, $0.001 par value per share (the “Shares”), of the Company. Of the 5,750,000 Shares, up to 2,875,000 Shares (including an aggregate of 375,000 Shares that may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase shares to cover overallotments under the Underwriting Agreement (as defined below)) may be offered, issued and sold by the Company pursuant to the Registration Statement (the “Primary Shares”), and up to 2,875,000 Shares (including an aggregate of 375,000 Shares that may be sold pursuant to the exercise of the underwriters’ option to purchase shares to cover overallotments under the Underwriting Agreement) may be offered and sold by the selling stockholders named in the Registration Statement (the “Secondary Shares”). The Primary Shares and the Secondary Shares are to be sold pursuant to an underwriting agreement among the Company, the selling stockholders named therein, and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Primary Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Outset Medical, Inc.

April 6, 2021

originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

1.    The Primary Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Primary Shares as contemplated by the Registration Statement; and (iii) certificates representing the Primary Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any Primary Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Primary Shares to the purchasers thereof against payment of the agreed consideration thereof in an amount not less than the aggregate par value thereof, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

2.     The Secondary Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP